Professional Diversity Network, Inc. Reports First Quarter 2018 Financial Results

CHICAGO, May 16, 2018 (GLOBE NEWSWIRE) — Professional Diversity Network, Inc. (NASDAQ:IPDN), (“PDN” or the “Company”), a global developer and operator of online and in-person networks that provide access to networking, training, educational and employment opportunities for diverse individuals, today announced its first quarter 2018 financial results for the quarter ended March 31, 2018.

First Quarter Highlights include:

●	Total cost and expenses reduced by $3.4 million, or 36.8%, from $9.3 million for the quarter ended March 31, 2017 to $5.9 million for the quarter ended March 31, 2018

●	Significantly reduced net loss to $2.0 million for the quarter ended March 31, 2018 compared to a net loss of $3.1 million for the period ended March 31, 2017

●	Significantly reduced Adjusted EBITDA loss to $1.5 million for the quarter ended March 31, 2018 compared to $2.3 million for the quarter ended March 31, 2017

●	Continued to enhance the value of our brands and network offerings to our members and business partners

Michael Wang, Professional Diversity Network Chief Executive Officer, stated, “While the company continued to sustain losses, we continue to make significant positive strides in our diversity recruitment and women’s networking segments. The improvements in these sectors in the U.S. are very important to our global growth. Our women’s networking and employment services operations in the U.S. are very complimentary to our China expansion. The company was and remains committed to providing our members with a network to enhance them professionally and personally.”

Wang continued, “We continue to have more work to do in China and the U.S. in 2018 to enhance shareholder value. Our recruitment brand is very strong and I am pleased with the measurable progress made in 2017 and our first quarter of 2018 to create more value for our customers by launching new services to help companies hire executive talent, especially in the digital transformation sector. For the balance of 2018, we will continue to remain vigilant on our cost controls and invest in growth where and when we see opportunities to do so. We continue to believe that China presents significant opportunity for our future growth toward profitability and much of my time and the company’s efforts will be in the China market.”

2018 First quarter Financial Results

For the quarter ended March 31, 2018, PDN reported total revenue of $3.5 million, a 37.0% decrease from the quarter ended March 31, 2017, attributable primarily to reductions in our sales staff and workforce in our NAPW segment.

Total operating expenses for the quarter ended March 31, 2018, decreased by 36.8% to $5.9 million from $9.3 million for the quarter ended March 31, 2017. This decrease is primarily the result of a $1,540,000 decrease in sales and marketing expenses mostly attributable to NAPW segment as a result of lower headcount and reduced spending on lead generation, a $624,000 decrease in legal expenses, a $397,000 decrease in stock-based compensation, a $221,000 decrease in general and administrative personnel expense for our NAPW and Noble Voice segments, and a $159,000 decrease in compensation to independent board directors.

The Company reported a net loss for the quarter ended March 31, 2018 of $2.0 million or $0.48 per share - compared to a net loss of $3.1 million, or $0.80 per share, for the period ended March 31, 2017.

Loss from operations during the quarter ended March 31, 2018 was $2.3 million compared to a loss of $3.7 million in the quarter ended March 31, 2017, representing a 36.6% decrease. During the first quarter of 2018, the Company reported an Adjusted EBITDA loss of $1.5 million compared to Adjusted EBITDA loss of $2.3 million during the same period of the prior year, a decrease of $0.8 million.

As of March 31, 2018, the Company had $2.7 million in cash and $4.8 million in current assets, which represents a decrease of $0.3 million in cash and $0.9 million in current assets from December 31, 2017. Accounts receivable as of March 31, 2018, was $1.4 million, 30.5% less than the $2.0 million as of December 31, 2017. Total assets as of March 31, 2018 were $17.4 million, a decrease of $1.6 million from $19.0 million as of December 31, 2017.

Professional Diversity Network, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2018	2017
	(Unaudited)
Current Assets:
Cash and cash equivalents (Amount related to variable interest entity of $1,407,188 and $1,671,378 as of March 31, 2018 and December 31, 2017, respectively)	$2,738,185	$3,013,927
Accounts receivable, net	1,388,169	1,997,983
Incremental direct costs	67,799	145,292
Prepaid expenses and other current assets	568,566	478,379
Total current assets	4,762,719	5,635,581

Property and equipment, net	139,960	237,037
Capitalized technology, net	167,126	158,142
Goodwill	5,590,150	5,590,150
Intangible assets, net	5,745,606	6,381,206
Merchant reserve	760,849	760,849
Security deposits	227,451	225,957
Total assets	$17,393,861	$18,988,922

Current Liabilities:
Accounts payable	$1,492,957	$1,524,066
Accrued expenses	958,835	1,247,116
Deferred revenue	3,398,905	4,004,015
Total current liabilities	5,850,697	6,775,197

Deferred tax liability	1,519,433	1,803,519
Deferred rent	48,121	56,082
Other liabilities	26,160	52,321
Total liabilities	7,444,411	8,687,119

Commitments and contingencies

Stockholders’ Equity
Common stock, $0.01 par value; 45,000,000 shares authorized; 4,344,159 shares and 3,963,864 shares issued as of March 31, 2018 and December 31, 2017, respectively; and 4,343,111 shares and 3,962,816 shares outstanding as of March 31, 2018 and December 31, 2017, respectively	43,442	39,639
Additional paid in capital	81,617,767	80,016,218
Accumulated other comprehensive loss	105,556	28,848
Accumulated deficit	(71,780,198)	(69,745,785)
Treasury stock, at cost; 1,048 shares at March 31, 2018 and December 31, 2017	(37,117)	(37,117)
Total stockholders’ equity	9,949,450	10,301,803

Total liabilities and stockholders’ equity	$17,393,861	$18,988,922

Professional Diversity Network, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (Unaudited)

	Three Months Ended March 31,
	2018	2017

Revenues:
Membership fees and related services	$1,612,221	$2,815,496
Lead generation	1,234,718	1,724,167
Recruitment services	621,415	658,544
Product sales and other	3,657	46,368
Education and training	6,471	324,204
Consumer advertising and marketing solutions	69,734	65,702
Total revenues	3,548,216	5,634,481

Costs and expenses:
Cost of revenues	610,043	700,646
Sales and marketing	1,715,312	3,254,897
General and administrative	2,863,458	4,534,502
Depreciation and amortization	701,350	835,830
Total costs and expenses	5,890,163	9,325,875

Loss from operations	(2,341,947)	(3,691,394)

Other (expense) income:
Interest expense	-	(12,399)
Interest and other income	890	2,250
Other finance costs	22,558	(2,324)
Other income (expense), net	23,448	(12,473)

Loss before income tax benefit	(2,318,499)	(3,703,867)
Income tax benefit	(284,086)	(602,286)
Net loss	(2,034,413)	(3,101,581)

Other comprehensive loss:
Foreign currency translation adjustment	76,708	(112)
Comprehensive loss	$(1,957,705)	$(3,101,693)

Net loss per common share, basic and diluted	$(0.48)	$(0.80)

Weighted average shares used in computing net loss per common share:
Basic and diluted	4,221,620	3,870,386

Professional Diversity Network, Inc.
ADJUSTED EBITDA (Unaudited)

We believe Adjusted EBITDA provides a meaningful representation of our operating performance that provides useful information to investors regarding our financial condition and results of operations. Adjusted EBITDA is commonly used by financial analysts and others to measure operating performance. Furthermore, management believes that this non-GAAP financial measure may provide investors with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. However, while we consider Adjusted EBITDA to be an important measure of operating performance, Adjusted EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Further, Adjusted EBITDA, as we define it, may not be comparable to EBITDA, or similarly titled measures, as defined by other companies.

The following table provides a reconciliation of Adjusted EBITDA to Net Loss, the most directly comparable GAAP measure reported in our consolidated financial statements:

	Three Months Ended
	March 31,
	2018	2017
	(in thousands)
Net loss	$(2,034)	$(3,102)
Stock-based compensation expense	118	516
Depreciation and amortization	701	836
Interest expense	-	12
Interest and other income	(1)	(2)
Income tax benefit	(284)	(602)
Adjusted EBITDA	$(1,500)	$(2,342)

About Professional Diversity Network (PDN)

Professional Diversity Network, Inc. (PDN) is a global developer and operator of online and in-person networks that provides access to networking, training, educational and employment opportunities for diverse professionals. We operate subsidiaries in the United States and China including National Association of Professional Women (NAPW), which is one of the largest, most recognized networking organizations of professional women in the country, spanning more than 200 industries and professions, and Noble Voice, a career placement and career counseling call center. Through an online platform and our relationship recruitment affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity Office of Federal Contract Compliance Program. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBT and disabled persons globally.

Forward-Looking Statements

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our most recently filed Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” and “would” or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. Our most recently filed Annual Report on Form 10-K, together with this press release and the financial information contained herein, are available on our website, www.prodivnet.com. Please click on “Investor Relations.”

CONTACT: Professional Diversity Network, Inc.

Jason Assad – Investor Relations

Jassad@prodivnet.com

678-570-6791